As filed with the Securities and Exchange Commission on December 20, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3159796

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

41 Pinelawn Road Melville, NY	11747

(Address of principal executive offices)	(Zip Code)

OSI PHARMACEUTICALS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plans)

MICHAEL G. ATIEH
Executive Vice President and Chief Financial Officer
OSI Pharmaceuticals, Inc.
41 Pinelawn Road
Melville, New York 11747
(631) 962-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
SPENCER W. FRANCK, JR., ESQUIRE
Saul Ewing LLP
1200 Liberty Ridge Drive, Suite 200
Wayne, Pennsylvania 19087
(610) 251-5082
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum
		Offering	Proposed Maximum
Title of Securities	Amount to be	Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share	Price	Registration Fee (4)
Common Stock, par	719,038 (2)	$ 47.29	$ 34,003,307.02	$ 1,043.90
value $.01 per share	6,280,962 (3)	$47.045	$295,487,857.30	$ 9,071.48
Total	7,000,000		$329,491,164.32	$10,115.38 (5)

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares issuable upon the exercise of options previously granted under the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan, as amended (the “Plan”).

(3)	Represents shares authorized for future grant under the Plan.

(4)	The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options which is $47.29, and, in the case of shares still available for grant, the average of the reported high and low sale prices of shares of OSI Pharmaceuticals, Inc.’s common stock on December 13, 2007 as quoted on the Nasdaq Global Market which was $47.045.

(5)	Represents the Proposed Maximum Aggregate Offering Price multiplied by 0.00003070.

REGISTRATION OF ADDITIONAL SHARES
     This registration statement on Form S-8 relates to the registration of an additional 7,000,000 shares of common stock, $.01 par value per share, of OSI Pharmaceuticals, Inc. (the “Registrant”). Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (SEC File Nos. 333-91118 and 333-129749), as they relate to the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan as amended are incorporated herein by reference.

PART II
Item 3. Incorporation of Documents by Reference.
     The documents listed in clauses 1 through 5 below (other than filings or portions of filings that are furnished, under applicable Securities and Exchange Commission (“SEC”) rules, rather than filed) are incorporated herein by this reference thereto, and all documents subsequently filed (other than filings or portions of filings that are furnished, under applicable SEC rules, rather than filed) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:
1.	Annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007;

2.	Current reports on Form 8-K, filed with the SEC on January 10, 2007, January 18, 2007, January 29, 2007, February 7, 2007, February 23, 2007, April 11, 2007, April 18, 2007, April 26, 2007, May 2, 2007, June 7, 2007, June 19, 2007, July 11, 2007, July 19, 2007, July 31, 2007, October 2, 2007, October 4, 2007, October 16, 2007, October 29, 2007, and December 17, 2007;

3.	Quarterly reports on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 8, 2007, the quarter ended June 30, 2007, filed with the SEC on August 7, 2007, and the quarter ended September 30, 2007, filed with the SEC on November 7, 2007;

4.	Definitive proxy statement for the Registrant’s 2007 annual meeting of stockholders, filed with the SEC on April 30, 2007; and

5.	The description of the Registrant’s common stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.
          The Registrant’s Certificate of Incorporation provides that the Registrant shall, to the fullest extent authorized by the General Corporation Law of Delaware, indemnify any person, or the legal representative of any person, who is or was a director, officer, employee or agent of the Registrant or another enterprise if said person served such enterprise at the request of the Registrant. The Certificate of Incorporation also provides that any amendment to the General Corporation Law of Delaware shall only be applicable to the extent any such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment. The Certificate of Incorporation further provides that in the case of an action, suit or proceeding initiated by the indemnified person, the Registrant shall indemnify the person only if such action, suit or proceeding was authorized by the Registrant’s Board of Directors. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to itself or its stockholders for monetary damages for breach of fiduciary duty except under certain specified circumstances. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability with respect to which the Registrant would have the power to indemnify such persons under the General Corporation Law of Delaware. The Registrant maintains an insurance policy insuring its directors and officers against certain liabilities.
Item 8. Exhibits.
     The following is a list of exhibits filed as part of the registration statement:
4	OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007 (file no. 000-15190)).

5	Opinion of Saul Ewing LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Saul Ewing LLP (contained in Exhibit No. 5).

24	Power of Attorney (included on signature page of the registration statement).
Item 9. Undertakings.
          (a) The undersigned Registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Melville, State of New York, on December 20, 2007.

OSI PHARMACEUTICALS, INC.
By:	/s/ COLIN GODDARD, PH.D.
Colin Goddard, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Colin Goddard, Ph.D. and Michael G. Atieh and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. INGRAM	Chairman of the Board	December 20, 2007
Robert A. Ingram

/s/ COLIN GODDARD, Ph.D. Colin Goddard, Ph.D.	Director and Chief Executive Officer (principal executive officer)	December 20, 2007

Signature	Title	Date

/s/ MICHAEL G. ATIEH Michael G. Atieh	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	December 20, 2007

/s/ SANTO J. COSTA	Director	December 20, 2007
Santo J. Costa

/s/ DARYL K. GRANNER, M.D.	Director	December 20, 2007
Daryl K. Granner, M.D.

/s/ JOSEPH KLEIN, III	Director	December 20, 2007
Joseph Klein, III

/s/ KENNETH B. LEE, JR.	Director	December 20, 2007
Kenneth B. Lee, Jr.

/s/ VIREN MEHTA	Director	December 20, 2007
Viren Mehta

/s/ DAVID W. NIEMIEC	Director	December 20, 2007
David W. Niemiec

/s/ HERBERT PINEDO, M.D., Ph.D.	Director	December 20, 2007
Herbert Pinedo, M.D., Ph.D.

/s/ KATHARINE B. STEVENSON	Director	December 20, 2007
Katharine B. Stevenson

/s/ JOHN P. WHITE	Director	December 20, 2007
John P. White, Esquire

EXHIBIT INDEX

Exhibit No.	Exhibit

4	OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007 (file no. 000-15190)).

5	Opinion of Saul Ewing LLP.

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Saul Ewing LLP (contained in Exhibit No. 5).

24	Power of Attorney (included on signature page of the registration statement).